Exhibit 99.1

                LNB Bancorp, Inc. Reports Third Quarter Results

    LORAIN, Ohio--(BUSINESS WIRE)--Oct. 26, 2006--LNB Bancorp, Inc.
(NASDAQ:LNBB):

    --  Net interest margin shows stability on linked quarter basis

    --  Noninterest income, fee income up from previous quarter

    --  Commercial loan performance reflects sluggish local economy

    LNB Bancorp, Inc. (NASDAQ:LNBB) today reported net income of $1,419,000, or $.22 per diluted share, for the third quarter of 2006, compared to $2,157,000, or $.33 per diluted share, for the same quarter a year ago.

    For the first nine months of 2006, LNB Bancorp earned $4,506,000, down from $4,580,000, in the same period of 2005. The difference in year-over-year earnings was impacted by net interest margin compression in 2006 compared to 2005, and expenses related to investments in market expansion in Lorain and Cuyahoga counties. Earnings per fully diluted share for the first nine months of 2006 were $.70, up from $.69 in the same period of 2005.

    Management Perspective

    "We were very encouraged by the stability of the net interest margin on a linked-quarter basis as well as quarter-to-quarter improvement in noninterest income," said Daniel E. Klimas, president and chief executive officer of LNB Bancorp. "Deposits and fee income showed marked improvement from second to third quarter this year, a reflection of our aggressive sales and marketing efforts this year.

    "A more pronounced slowing of the local economy impacted our commercial loan performance and precipitated an increase in net charge-offs in the third quarter, however we are optimistic that the investments we have made in expanding our presence in Lorain and Cuyahoga counties and diversifying our business mix will begin to show positive benefits."

    Third Quarter Performance

    Net Interest Income

    LNB Bancorp's net interest income for the third quarter of 2006 was $7,320,000, compared to $7,470,000 for the same period last year. This decline was due to higher funding costs and slow asset growth during the third quarter of 2006. However, on a linked quarter basis, third quarter net interest income was up 1.7 percent from the second quarter of 2006. Net interest income for the first nine months of 2006 was $21,719,000, a 2.9 percent decline from $22,359,000 reported for the same period a year ago.

    Net Interest Margin

    The net interest margin for the third quarter of 2006 was 3.83 percent, compared to 3.97 percent for the third quarter of 2005. After a 17 basis point decline between the fourth quarter of 2005 and the first quarter of 2006, the net interest margin has been fairly stable in the second and third quarters of 2006. In the third quarter 2006 the net interest margin of 3.83 percent declined by only two basis points from the second quarter of 2006. The net interest margin for the first nine months of 2006 was 3.86 percent versus 4.09 percent for the first nine months of 2005.

    "The positive impact of a rising rate environment on the commercial and home equity loan portfolios was offset by lower noninterest bearing demand deposits and a shift of interest-bearing deposits from low-cost savings and interest-bearing demand deposits to higher-cost money market and retail time deposits. The flat yield curve and continuing competitive pricing pressures also contributed to the decline in net interest margin," said Klimas.

    Portfolio Loans

    Portfolio loans at September 30, 2006 were $607.0 million, up 4.2 percent on an annualized basis from December 31, 2005 and up 2.1 percent from September 30, 2005. Commercial loan growth continues to be slow, reflecting the Lorain County economy and the effect of local competition. Total commercial loans were $366.8 million at September 30, 2006 as compared to $366.0 million at September 30, 2005. However, retail lending continued to grow in the third quarter 2006 and at September 30, 2006, mortgage loans, after a period of runoff, have grown 5.8% percent over the same period in 2005.

    Deposits

    Deposits at September 30, 2006 were $688.5 million, compared to $640.2 million at year-end 2005 and $655.7 million a year ago. The increase in deposits in the first nine months of 2006 as compared to year-end 2005 and the same period last year, reflect positive trends in money market accounts and retail time deposits, supplemented by growth in public time deposits and brokered time deposits.

    "This is another reflection of the benefits of our aggressive retail efforts," said Klimas.

    Asset Quality

    Management continues its focus on aggressively managing asset quality in a challenging economic environment. Indicators were mixed in the third quarter, reflecting the slowing local economy and efforts to manage the classified loan portfolio. Potential problem loans, which are classified loans, excluding nonperforming loans, which peaked at about $21.6 million at December 31, 2004, have declined to $14.6 million at September 30, 2006. This current balance compares to $13.9 million at June 30, 2006 and $14.4 million at December 31, 2005. However, the net charge-off trend, after several positive quarters, deteriorated in the third quarter with net charge-offs of $863,000, or ..57 percent of average loans annualized, compared to $203,000 or .14 percent average loans annualized for third quarter 2005. On a year-to-date basis, 2006 net-charge-offs were $1,232,000, .28 percent of average loans annualized, compared to $594,000 or .14 percent of average loans annualized in the first nine months of 2005.

    Nonperforming loans at September 30, 2006 were $7,023,000, representing 1.16 percent of total loans, compared to $7,452,000 or
1.25 percent of total loans at September 30, 2005. While this year-over-year comparison is improved, the September 30, 2006 total is up from $6,279,000 from June 30, 2006. This quarterly increase is attributable to an increase in nonperforming commercial loans. The provision for loan losses for the third quarter and first nine months of 2006 was $600,000 and $915,000 respectively, as compared to $300,000 and $1,098,000 for the same periods of 2005.

    At September 30, 2006, the allowance for loan losses was $6.3 million. The allowance for loan losses to total loans was 1.04 percent and provided 90 percent coverage of nonperforming loans at September 30, 2006, compared to $7.9 million, or 1.33 percent and 106 percent, respectively, at September 30, 2005, and $6.6 million, or 1.13 percent and 102 percent, respectively, at December 31, 2005.

    Noninterest Income

    Noninterest income was $2,453,000 for the third quarter 2006, compared to $2,608,000 for the same period in 2005. The difference is due in part to the fact that the third quarter of 2005 included $242,000 in revenue from the Corporation's mortgage subsidiary which was closed at year-end 2005. On a linked quarter basis, noninterest income in the third quarter of 2006 increased $76,000, or 3.2 percent from the second quarter of 2006. The two biggest components of noninterest income are deposit service charges and trust and investment management services. Deposit service charges continued to improve throughout the third quarter and were $1,224,000 for the period as compared to $1,152,000 in the same period last year, and $1,142,000 in the second quarter of 2006. Trust and investment management services were $482,000 for the third quarter 2006 as compared to $555,000 for the same period in 2005, and $546,000 for the second quarter of 2006.

    Noninterest Expense

    Noninterest expense was $7,279,000 in the third quarter 2006, compared to $6,764,000 for the third quarter of last year, an increase of 7.6 percent. Increases in salaries and benefits, net occupancy and marketing and public relations account for most of this increase. These expenses relate mostly to efforts to invest in expanding the bank's presence in higher growth markets. Salaries and benefit expense in the third quarter of 2006 were $3,770,000, an increase of 10.4 percent over the same period in 2005. This increase reflects the addition of new banking associates in Cuyahoga County, the staff at the new North Ridgeville office, the impact of equity based compensation expense and normal salary increases. On a linked quarter basis, noninterest expense in the third quarter of 2006 was up a modest 1.2 percent from the second quarter of 2006.

    Return on Assets and Equity

    For the third quarter of 2006, return on average assets was .68 percent, compared to 1.06 percent for the third quarter of 2005. Return on average equity for the third quarter of 2006 was 8.24 percent, compared to 12.09 percent for the third quarter of 2005. On a year-to-date basis, return on average assets was .74 percent in 2006 as compared to .77 percent in 2005. Return on average equity for the first nine months of 2006 was 8.80 percent, compared to 8.66 percent in 2005.

    The average number of fully diluted common shares used in the year-to-date calculation was 6,467,878 in 2006 as compared to 6,635,780 in 2005. This decline in the number of outstanding shares is the result of the Company's stock repurchase program activity in the last 12 months.

    About LNB Bancorp, Inc.

    LNB Bancorp, Inc. is an $831.5 million financial holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. Lorain National Bank serves customers through 21 retail-banking locations and 25 ATMs in Lorain, eastern Erie and western Cuyahoga counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. Brokerage services are provided by the bank through an agreement with Investment Centers of America. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

    This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar expressions, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which LNB Bancorp, Inc. conducts its operations, as well as the risks and uncertainties described from time to time in LNB Bancorp's reports as filed with the Securities and Exchange Commission. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise.



                     Consolidated Balance Sheets

                             September 30, 2006     December 31, 2005
                           ----------------------- -------------------
                                 (unaudited)

                           (Dollars in thousands except share amounts)

                                ASSETS

Cash and due from Banks                   $23,031             $23,923
Federal funds sold and
 short-term investments                         -                   -
Securities:
   Available for sale, at
    fair value                            160,228             151,629
   Federal Home Loan Bank
    and Federal Reserve
    Stock                                   3,204               3,645
                           ----------------------- -------------------
Total securities                          163,432             155,274
                           ----------------------- -------------------

Loans:
   Loans held for sale                      2,116               2,586
   Portfolio loans                        607,036             588,425
   Allowance for loan
    losses                                 (6,304)             (6,622)
                           ----------------------- -------------------
Net loans                                 602,848             584,389
                           ----------------------- -------------------
Bank premises and
 equipment, net                            12,435              10,833
Other real estate owned                     1,702                 432
Bank owned life insurance                  14,490              13,935
Goodwill and intangible
 assets, net                                3,198               3,321
Accrued interest
 receivable                                 4,032               3,053
Other assets                                6,376               5,961
                           ----------------------- -------------------
Total Assets                             $831,544            $801,121
                           ======================= ===================

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits
   Demand and other
    noninterest-bearing                   $80,138             $87,597
   Savings, money market
    and interest-bearing
    demand                                278,132             265,831
   Certificates of deposit                330,218             286,788
                           ----------------------- -------------------
Total deposits                            688,488             640,216
                           ----------------------- -------------------
Short-term borrowings                      17,975              32,616
Federal Home Loan Bank
 advances                                  50,088              53,896
Accrued interest payable                    2,672               2,126
Accrued taxes, expenses
 and other liabilities                      3,750               3,861
                           ----------------------- -------------------
Total Liabilities                         762,973             732,715
                           ======================= ===================
Shareholders' Equity
  Common stock, par value
   $1 per share,
   authorized 15,000,000
   shares, issued
   6,771,867 shares at
   September 30, 2006 and
   December 31, 2005                        6,772               6,772
  Additional paid-in
   capital                                 26,370              26,334
  Retained earnings                        43,966              42,945
  Accumulated other
   comprehensive loss                      (2,445)             (2,996)
  Treasury shares at cost,
   328,194 shares at
   September 30, 2006 and
   250,694 shares at
   December 31, 2005                       (6,092)             (4,649)
                           ----------------------- -------------------
Total Shareholders' Equity                 68,571              68,406
                           ----------------------- -------------------
Total Liabilities and
 Shareholders' Equity                    $831,544            $801,121
                           ======================= ===================

     See accompanying notes to consolidated financial statements.




            Consolidated Statements of Income (unaudited)

                            Three Months Ended     Nine Months Ended
                               September 30,         September 30,
                           --------------------- ---------------------
                              2006       2005       2006       2005
                           ---------- ---------- ---------- ----------
                           (Dollars in thousands except share and per
                                          share amounts)
Interest Income
  Loans                      $11,164     $9,712    $31,690    $27,847
  Securities:
   U.S. Government agencies
    and corporations           1,488      1,185      4,249      3,256
   State and political
    subdivisions                 124        107        330        333
   Other debt and equity
    securities                    49         53        150        155
  Federal funds sold and
   short-term investments         10         38         73        111
                           ---------- ---------- ---------- ----------
Total interest income         12,835     11,095     36,492     31,702
Interest Expense
  Deposits:
   Certificates of deposit,
    $100 and over              1,864      1,193      4,818      2,696
   Other deposits              2,913      1,828      8,073      4,865
  Federal Home Loan Bank
   advances                      492        403      1,227      1,387
  Short-term borrowings          246        201        655        395
                           ---------- ---------- ---------- ----------
Total interest expense         5,515      3,625     14,773      9,343
                           ---------- ---------- ---------- ----------
Net Interest Income            7,320      7,470     21,719     22,359
Provision for Loan Losses        600        300        915      1,098
                           ---------- ---------- ---------- ----------
   Net interest income
    after provision for
    loan losses                6,720      7,170     20,804     21,261
Noninterest Income
  Investment and trust
   services                      482        555      1,537      1,627
  Deposit service charges      1,224      1,152      3,334      3,112
  Other service charges and
   fees                          504        490      1,444      1,431
  Mortgage banking revenue         -        242          -        967
  Income from bank owned
   life insurance                187        117        474        426
  Other income                    56         83        160        337
                           ---------- ---------- ---------- ----------
Total fees and other income    2,453      2,639      6,949      7,900
  Securities gains, net            -                     -        174
  Gains on sale of loans           -          -          -        132
  Gains (losses) on sale of
   other assets, net               -        (31)         2        (32)
                           ---------- ---------- ---------- ----------
Total noninterest income       2,453      2,608      6,951      8,174
Noninterest Expense
  Salaries and employee
   benefits                    3,770      3,414     10,986     11,653
  Furniture and equipment        737        746      2,227      2,281
  Net occupancy                  484        402      1,413      1,368
  Outside services               406        394      1,260      1,224
  Marketing and public
   relations                     311        258      1,069        863
  Supplies, postage and
   freight                       311        290        912        934
  Telecommunications             207        207        577        936
  Ohio Franchise tax             207        179        636        561
  Electronic banking
   expenses                      160        136        466        400
  Other expense                  686        738      2,133      2,687
                           ---------- ---------- ---------- ----------
Total noninterest expense      7,279      6,764     21,679     22,907
                           ---------- ---------- ---------- ----------
Income before income tax
 expense                       1,894      3,014      6,076      6,528
Income tax expense               475        857      1,570      1,948
                           ---------- ---------- ---------- ----------
Net Income                    $1,419     $2,157     $4,506     $4,580
                           ========== ========== ========== ==========
Net Income Per Common Share
  Basic                        $0.22      $0.33      $0.70      $0.69
  Diluted                       0.22       0.33       0.70       0.69
  Dividends declared            0.18       0.18       0.54       0.54
Average Common Shares
 Outstanding
  Basic                    6,450,086  6,625,086  6,468,032  6,635,752
  Diluted                  6,450,235  6,625,168  6,468,291  6,635,780

     See accompanying notes to consolidated financial statements.




                          LNB Bancorp, Inc.
                  Supplemental Financial Information
  (Unaudited - Dollars in thousands except Share and Per Share Data)

                          Three Months Ended        Nine Months Ended
                     -------------------------------------------------
                      30-Sep   June 30,   30-Sep    30-Sep    30-Sep
                       2006      2006      2005      2006      2005
                     -------------------------------------------------
END OF PERIOD
 BALANCES
  Assets              $831,544  $823,623  $812,437  $831,544  $812,437
  Deposits             688,488   678,016   655,740   688,488   655,740
  Portfolio loans      607,036   598,511   594,493   607,036   594,493
  Allowance for loan
   losses                6,304     6,568     7,890     6,304     7,890
  Shareholders'
   equity               68,571    66,858    69,478    68,571    69,478

AVERAGE BALANCES
Assets:
  Total assets        $825,815  $810,942  $804,797  $813,846  $790,672
  Earning assets       767,769   754,822   751,254   758,100   736,346
  Securities           163,810   163,089   157,117   161,663   150,785
  Portfolio loans      603,186   589,454   589,684   594,223   580,461
Liabilities and
 shareholders'
 equity:
  Total deposits      $681,781  $676,845  $652,513  $673,351  $633,154
  Interest bearing
   deposits            599,254   593,418   561,038   588,831   538,185
  Interest bearing
   liabilities         668,589   653,529   636,721   654,821   619,215
  Total
   shareholders'
   equity               68,308    67,706    70,804    68,447    70,724

INCOME STATEMENT
  Net interest
   income               $7,320    $7,196    $7,470   $21,719   $22,359
  Net interest
   income-FTE (1)        7,405     7,243     7,518    21,900    22,512
  Provision for loan
   losses                  600       165       300       915     1,098
  Noninterest income     2,453     2,377     2,608     6,951     8,174
  Noninterest
   expense               7,279     7,191     6,764    21,679    22,907
  Taxes                    475       578       857     1,570     1,948
----------------------------------------------------------------------
  Net income             1,419     1,639     2,157     4,506     4,580
----------------------------------------------------------------------
  Total revenue          9,773     9,573    10,078    28,670    30,533

PER SHARE DATA
  Basic net income
   per common share      $0.22     $0.25     $0.33     $0.70     $0.69
  Diluted net income
   per common share       0.22      0.25      0.33      0.70      0.69
  Cash dividends per
   common share           0.18      0.18      0.18      0.54      0.54
  Basic average
   common shares
   outstanding       6,450,086 6,475,651 6,625,086 6,468,032 6,635,752
  Diluted average
   common shares
   outstanding       6,450,235 6,475,602 6,625,168 6,468,291 6,635,780

KEY RATIOS
  Return on average
   assets (2)            0.68%     0.81%     1.06%     0.74%     0.77%
  Return on average
   common equity (2)     8.24%     9.71%    12.09%     8.80%     8.66%
  Efficiency ratio      73.84%    74.75%    66.80%    75.14%    74.65%
  Noninterest
   expense to
   average assets
   (2)                   3.50%     3.56%     3.33%     3.56%     3.87%
  Average equity to
   average assets        8.27%     8.35%     8.80%     8.41%     8.94%
  Net interest
   margin                3.78%     3.82%     3.94%     3.83%     4.06%
  Net interest
   margin (FTE) (1)      3.83%     3.85%     3.97%     3.86%     4.09%

ASSET QUALITY
  Nonperforming
   loans                $7,023    $6,279    $7,452    $7,023    $7,452
  Other real estate
   owned                 1,702     1,572       399     1,702       399
  Total
   nonperforming
   assets                8,725     7,851     7,851     8,725     7,851
  Net Charge Offs          863       165       203     1,232       594
  Total
   nonperforming
   loans to total
   loans                 1.16%     1.05%     1.25%     1.16%     1.25%
  Total
   nonperforming
   assets to total
   assets                1.05%     0.95%     0.97%     1.05%     0.97%
  Net charge-offs to
   average loans (2)     0.57%     0.11%     0.14%     0.28%     0.14%
  Allowance for loan
   losses                1.04%     1.10%     1.33%     1.04%     1.33%
  Allowance to
   nonperforming
   loans                89.76%   104.60%   105.88%    89.76%   105.88%


(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized

    CONTACT: For LNB Bancorp, Inc.
             W. John Fuller, 216-978-7643